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[LETTERHEAD OF STEGMAN & COMPANY]

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statement No. 333-79327 on Form S-8, and in the Annual Report on Form 10-K of Tri-County Financial Corporation for the year ended December 31, 1999, of our report dated February 25, 2000, relating to the consolidated financial statements of Tri-County Financial Corporation.

                                                 /s/ Stegman & Company

Baltimore, Maryland
March 29, 2000